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                                                              EXHIBIT 5(a) and
                                                              EXHIBIT 23(b)

June 5, 1996


Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois 60070

Re: Household International, Inc. Registration Statement on Form S-3 and Form F-3, for the unconditional guarantees as to repayment of up to $400 million of Senior Notes and Warrants to Purchase Senior Notes of Household Financial Corporation Limited

Gentlemen:

As Vice President-Corporate Law and Assistant Secretary of Household International, Inc., a Delaware corporation ("Household"), I am generally familiar with the proceedings in connection with Household's Registration Statement on Form S-3 and Form F-3 in which the unconditional guarantees (the "Guarantees") of Household for up to $400,000,000 aggregate principal amount of Senior Notes and Warrants to Purchase Senior Notes of Household Financial Corporation Limited ("HFCL"), a subsidiary of Household, are being registered. The Guarantees will be issuable under an Indenture dated as of May 15, 1993, among Household, HFCL and The Bank of New York, as Trustee (the "Bank of New York Indenture"), or an Indenture dated as of May 15, 1993, among Household, HFCL and LaSalle National Bank, as Trustee (the "LaSalle Indenture"). The foregoing indentures, or forms thereof, have been filed with the Securities and Exchange Commission (the "Commission") as exhibits to the Registration Statement.

Based upon my review of the records and documents of Household, I am of the opinion that:

     1. Household is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The LaSalle Indenture and Bank of New York Indenture have been duly authorized, executed and delivered by Household, and each constitutes a valid and legally binding instrument of Household enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights
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Household International, Inc.
June 5, 1996
Page 2


          or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. When the issuance of Senior Notes and Warrants to Purchase Senior Notes has been duly authorized by the appropriate corporate action of HFCL, and such Senior Notes and Warrants to Purchase Senior Notes have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the appropriate Indenture or Warrant Agreement and as described in the Registration Statement, including the Prospectus and any Prospectus Supplement relating to such Senior Notes and Warrants to Purchase Senior Notes, the Guarantees will be legally and validly issued and will be the legal and binding obligations of Household enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the use of my name and my opinion in the Prospectus, Preliminary Prospectus and any Prospectus Supplement filed pursuant to Rule 424 or 430A of Regulation C of the Securities Act of 1933, as amended ("Act"), in connection with the above referenced Registration Statement filed with the Commission on February 16, 1996, as amended by Amendment No. 1 thereto filed with the Commission on or about June 5, 1996, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this opinion as an exhibit to said Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



John W. Blenke